UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TWINLAB CONSOLIDATED HOLDINGS, INC.

PROXY
STATEMENT

Annual Meeting of Stockholders

November 9, 2018
10:00 a.m. (Eastern Time)

TWINLAB CONSOLIDATED HOLDINGS, INC.
4800 T-REX AVENUE, SUITE 305, BOCA RATON, FLORIDA 33431

September 28, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting ("Annual Meeting") of Stockholders of Twinlab Consolidated Holdings, Inc. at 10:00 a.m. Eastern time, on November 9, 2018, at 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote via the Internet at www.proxyvote.com or by telephone. The enclosed proxy statement contains information pertaining to the matters to be voted on at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 along with this year’s proxy statement is available at www.proxyvote.com. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Shari Gottesman

Senior Vice President, General Counsel & Corporate Secretary

i

ii

Notice of Annual Meeting of Stockholders
To Be Held November 9, 2018

TWINLAB CONSOLIDATED HOLDINGS, INC.

4800 T-REX AVENUE, SUITE 305, BOCA RATON, FLORIDA 33431

The 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Twinlab Consolidated Holdings, Inc., a Nevada corporation (the "Company"), will be held at 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431, on November 9, 2018, at 10:00 a.m. Eastern time, for the following purposes:

1.

To elect Mark J. Bugge, Seth D. Ellis, B. Thomas Golisano, David A. Still, David L. Van Andel, and Anthony Zolezzi as Directors to serve until the 2019 Annual Meeting of Stockholders, or until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock at the close of business on September 10, 2018 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares as described in the enclosed materials by signing, dating and mailing the proxy card in the enclosed return envelope, or by voting via the Internet or telephone. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Shari Gottesman

Senior Vice President, General Counsel and Corporate Secretary

Boca Raton, Florida

September 28, 2018

Proxy Statement

TWINLAB CONSOLIDATED HOLDINGS, INC.
4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Twinlab Consolidated Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on November 9, 2018 (the "Annual Meeting"), at 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431, at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of shares of Common Stock, $0.001 par value ("Common Stock"), at the close of business on September 10, 2018 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 254,441,733 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The holders of Common Stock will vote together as a single class on each matter to come before the Annual Meeting.

This proxy statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2017 (the "2017 Annual Report") will be released on or about September 28, 2018 to our stockholders on the Record Date.

In this proxy statement, "we," "us," "our" and the "Company" refer to Twinlab Consolidated Holdings, Inc. and, unless the context requires otherwise, its consolidated subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 9, 2018.

Notice of Internet Availability of Proxy Materials.    As permitted by SEC rules, Twinlab Consolidated Holdings, Inc. is making this proxy statement and its 2017 Annual Report available to its stockholders electronically via the Internet at www.proxyvote.com. On or about September 28, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the "Internet Notice") containing instructions on how to access this proxy statement and our 2017 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2017 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

DIRECTIONS TO THE ANNUAL MEETING

The Annual Meeting of Stockholders will be held at 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431, on November 9, 2018 at 10:00 a.m. We have set forth below directions to the Annual Meeting of Stockholders. The directions for the meeting are as follows:

From I-95

●	Take exit 48A (East) – Spanish River Blvd

●	Turn right onto NW 40th St/Spanish River Blvd

●	Turn right at the 2nd cross street onto Broken Sound Blvd

●	Turn right at the 1st cross street onto Technology Way

●	Turn left onto Conference Way South and continue to the Stop sign

●	Turn Right at the Stop sign and 4800 will be on your Left.

●	Park in any unmarked space.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

1.

To elect Mark J. Bugge, Seth D. Ellis, B. Thomas Golisano, David A. Still, David L. Van Andel, and Anthony Zolezzi as Directors to serve until the 2019 Annual Meeting of Stockholders, or until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

1.	FOR the election of each of Mark J. Bugge, Seth D. Ellis, B. Thomas Golisano, David A. Still, David L. Van Andel, and Anthony Zolezzi as Directors; and

2.	FOR the ratification of the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You have received these proxy materials because Twinlab Consolidated Holdings, Inc.'s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you pursuant to the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares.

Our Proxy Materials. The enclosed proxy card contains instructions regarding how you can vote on matters at the Annual Meeting.

Householding. The SEC's rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered.

If you are currently a stockholder sharing an address with another stockholder and wish to receive an additional copy of the Internet Notice or proxy materials for your household, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Questions and Answers about the 2018 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is September 10, 2018. You are entitled to vote at the Annual Meeting only if you were a holder of record of Common Stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters to come before the Annual Meeting. At the close of business on the Record Date, there were 254,441,733 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of Common Stock will vote together as a single class on each matter to come before the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?

A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm on how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum, consisting of not less than 33% of the shares issued outstanding and entitled to vote at the Annual Meeting, must be present at the Annual Meeting for any business to be conducted. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

WHO CAN ATTEND THE 2018 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Twinlab Consolidated Holdings, Inc. stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. In order to be admitted into the Annual Meeting, you must present government-issued photo identification (such as a valid driver's license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date (September 10, 2018).

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope, or via the Internet or telephone.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, you can vote by mail by signing, dating and mailing the proxy card, which you received by mail, or you may vote via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;

●	by giving written notice of revocation to the Secretary of Twinlab Consolidated Holdings, Inc. prior to or at the Annual Meeting; or

●	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

A representative of the Company will act as our inspector of election and will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors' recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative "FOR" votes by holders of Common Stock will be elected as Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock which are present in person or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A "vote withheld," in the case of the proposal regarding the election of directors, or an "abstention," in the case of the proposal regarding the ratification of the appointment of Tanner LLC as our independent registered public accounting firm, represents a stockholder's affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as votes against on the ratification of the appointment of Tanner LLC.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Tanner LLC as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four (4) business days of the conclusion of the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 - Election of Directors

At the Annual Meeting, all Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2019 and until such directors' successors are elected and qualified or until such directors' earlier death, resignation or removal.

We currently have six (6) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative "FOR" votes will be elected as Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the next annual meeting of stockholders following election or such director's death, resignation or removal, whichever is earliest to occur. Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. The term of each of the current directors expires at the 2018 Annual Meeting. The current Directors are Mark J. Bugge, Seth D. Ellis, B. Thomas Golisano, David A. Still, David L. Van Andel and Anthony Zolezzi.

Messrs. Van Andel and Bugge were originally appointed to the Board of Directors in February 2016 as the designees of Great Harbor Capital, LLC (the "Great Harbor Designees") pursuant to the Voting Agreement, dated as of October 5, 2015, and entered into among Great Harbor Capital, LLC, an affiliate of Mr. Van Andel, Golisano Holdings LLC, Thomas A. Tolworthy, the former President and Chief Executive Officer of the Company, Little Harbor, LLC, the David L. Van Andel Trust U/A dated November 30, 1993 and the Company (the “Great Harbor Voting Agreement”). Pursuant to the Great Harbor Voting Agreement, each of the parties agreed to vote the shares over which such holder has voting control in favor of the Great Harbor Designees for so long as Great Harbor Capital, LLC continues to beneficially own at least 10% of the outstanding shares of the Company's common stock.

Messrs. Golisano and Still were originally appointed to the Board of Directors in April 2016 as the designees of Golisano Holdings LLC (the "Golisano Designees") pursuant to the Voting Agreement, dated as of October 5, 2015, and entered into among Golisano Holdings LLC, an affiliate of Mr. Golisano, Thomas A. Tolworthy, Little Harbor, LLC, Great Harbor Capital, LLC, the David L. Van Andel Trust U/A dated November 30, 1993 and the Company (the “Golisano Voting Agreement”). Pursuant to the Golisano Voting Agreement, each of the parties agreed to vote the shares over which such holder has voting control in favor of the Golisano Designees for so long as Golisano Holdings LLC continues to beneficially own at least 10% of the outstanding shares of the Company's common stock.

As indicated in our Bylaws, our Board of Directors consists of no fewer than one (1) and no more than seven (7) directors, the exact number to be determined from time to time by resolution of the Board. Vacancies in the Board may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election of Mark J. Bugge, Seth D. Ellis, B. Thomas Golisano, David A. Still, David L. Van Andel and Anthony Zolezzi as Directors. Messrs. Bugge, Ellis, Golisano, Still, Van Andel and Zolezzi are currently serving as our Directors. In the event that any of the director nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative "FOR" votes will be elected as Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the director nominees below.

DIRECTOR NOMINEES

The current members of the Board of Directors who are also nominees for election to the Board of Directors are as follows:

Name	Age	Served as a Director Since	Positions with Twinlab Consolidated Holdings, Inc.
Anthony Zolezzi	64	2018	Chief Executive Officer/President/Director
Mark J. Bugge	49	2016	Director
Seth D. Ellis	63	2015	Director
B. Thomas Golisano	76	2016	Director
David A. Still	67	2016	Director
David L. Van Andel	59	2015	Chairman of the Board/Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the 2018 Annual Meeting are as follows:

ANTHONY ZOLEZZI	Age 64

Effective July 17, 2018, Mr. Zolezzi became the Company's Chief Executive Officer and President, filling the vacancy created by the resignation of the Company's former Chief Executive Officer, Naomi Whittel. Mr. Zolezzi was appointed to the Board on May 8, 2018. Prior to joining the Company as Chief Executive Officer and President, Mr. Zolezzi spent the last 5 years serving as an Operating Partner at Pegasus Capital Advisors, a private alternative asset management firm, where he is also Co-Chair of its Wellness Committee. In the past, Mr. Zolezzi has been the Chief Executive Officer of several successful, health and wellness companies including Wild Oats Marketplace, Code Blue Innovations, Natural Pet Nutrition, The New Organics Company and Pacific Basin Foods. Mr. Zolezzi has also served as an advisor for New Chapter Whole Foods Supplements, Wild Oats Private Label Supplements, Waste Management, Nestle and Whole Foods on several health, wellness and sustainability programs and projects. Mr. Zolezzi has his Bachelor of Science degree in Biology from Loyola Marymount University, Los Angeles, California. The Board believes this experience qualifies him to serve as a director.

MARK J. BUGGE	Age 49

Mr. Bugge was appointed to the Board on February 26, 2016. Mr. Bugge is Chief Financial Officer of and leads VA Enterprises, LLC (“VAE”) the family office representing the Van Andel family. The core holding is Amway Corporation, a $10 billion in global revenue direct selling organization co-founded by the late Jay Van Andel. A graduate of Central Michigan University with an M.B.A. from Davenport University, Mr. Bugge began his career in 1992 at Amway Corporation working in a variety of finance positions until the family office formed in 2000. Mr. Bugge’s primary responsibilities and experience includes oversight of internal/external staff, finance, risk management, human resources, portfolio investments and as a liaison with Amway. In addition to the responsibilities at VAE, Mr. Bugge serves as a board member and audit committee chairman for a company with $1.7 billion of assets - Macatawa Bank (NASDAQ: MCBC), and a board member and chairman of the investment committee for Knighthead Annuity & Life Assurance Company. As a volunteer, Mr. Bugge is chairman of the investment committee for the Grand Rapids Public Museum and also serves on the board and finance committee of the Southeast/Mary Free Bed YMCA. Mr. Bugge has extensive finance and audit committee experience as well as significant knowledge regarding the Company’s history and business based on his work as an officer of Little Harbor LLC and Great Harbor Capital, LLC, each of which is or has been a shareholder of and lender to the Company or certain of its predecessors. The Board believes this experience qualifies him to serve as a director.

SETH D. ELLIS	Age 63

Mr. Ellis was appointed to the Board on February 23, 2015. Mr. Ellis founded Penta Mezzanine Fund in 2012 and has been Managing Principal since inception. Prior to founding Penta Mezzanine Fund, he was a Principal and Co-Founder of the Florida Mezzanine Fund, a mezzanine fund based in Orlando, Florida. He is the former Chief Executive Officer of Digital Infrared Imaging, Inc. Mr. Ellis co-founded Florida Regional Emergency Services, a hospital-based ambulance management company. Mr. Ellis began his career as an auditor with Ernst & Young and KPMG. He is a Certified Public Accountant (“CPA”) and received a Bachelor of Science in Accounting from the University of Florida. Mr. Ellis has extensive experience as a CPA and as the head of an investment fund. The Board believes this experience qualifies him to serve as a director.

B. THOMAS GOLISANO	Age 76

Mr. Golisano was appointed to the Board on April 15, 2016. Mr. Golisano founded the B. Thomas Golisano Foundation in 1985. He also founded Paychex Inc. in 1971 and served as its President and Chief Executive Officer from 1971 to October 2004. He has been the Chairman of Paychex, Inc. since October 1, 2004 and also a director since 1979. Mr. Golisano serves as the Chairman of Bluetie, Inc. He served as Chairman of Store To Door LLC. He served as the Chairman of Mykonos Software, Inc. Mr. Golisano served as the Chairman of Greater Rochester Fights Back, a coalition to combat illegal drugs and alcohol abuse. Mr. Golisano served as the Chairman of Safesite Records Management Corporation until its acquisition by Iron Mountain Incorporated in June 1997. He served as a director of Ultra-Scan Corporation. He served as an independent director of Iron Mountain Incorporated from June 1997 to May 24, 2006. He served as a director of SmartCare Clinics Inc. He serves as a trustee of the Rochester Institute of Technology and the Rochester Chamber of Commerce. The Board believes this experience qualifies him to serve as a director.

DAVID A. STILL	Age 67

Mr. Still has been a Director of Twinlab Consolidated Holdings, Inc. since April 15, 2016. Mr. Still has served as a director of Bak USA LLC since 2015, as a Trustee, and current Treasurer, for WXXI Public Broadcasting Corporation since 2013 and as a Trustee and the current Chairman of the Rochester Area Community Foundation since 2011. Mr. Still began his career in banking with Barclays Bank and has also served as Senior Managing Director of Fishers Asset Management from 1998 to 2017, as Chief Executive Officer of Networx Corporation Inc. from 2014 to 2016 and held various positions with Chase Manhattan Bank and Dunfries Corporation, a subsidiary of Chase Manhattan Bank, from 1991 to 1998, including most recently as Vice President and Portfolio Manager of Real Estate Lending. Mr. Still holds a Bachelor of Arts in Philosophy and a Master of Business Administration, both from the University of Pittsburgh. The Board believes this experience qualifies him to serve as a director.

DAVID T. VAN ANDEL	Age 59

Mr. Van Andel was appointed to the Board on February 23, 2015 and elected Chairman on February 26, 2016. He is Chairman and Chief Executive Officer of the Van Andel Institute for Education and Medical Research. He currently serves on the board of directors of Amway Corporation and serves on its executive, governance and audit committees and prior to leading the Van Andel Institute held various positions at Amway since 1977. He was a shareholder and member of the board of directors of Twinlab Holdings, Inc. ("THI") from January 1, 2013 through August 7, 2014 when THI was acquired by and became a subsidiary of Twinlab Consolidated Corporation ("TCC"). He co-founded IdeaSphere Inc., a predecessor of THI. He holds a Bachelor of Arts in Business Administration from Hope College. Mr. Van Andel has an extensive history as a director and stockholder of certain of the Company’s predecessors. In addition, he has extensive experience as a corporate executive and investor in numerous industries. The Board believes this experience qualifies him to serve as a director.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

PROPOSAL 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Tanner LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Tanner LLC is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Tanner LLC also served as our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Tanner LLC is expected to attend the Annual Meeting, make a statement if so desired and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Tanner LLC is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2019. Even if the appointment of Tanner LLC is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of Twinlab Consolidated Holdings, Inc.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Tanner LLC, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Tanner LLC as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2017 and has discussed these financial statements with management and our independent registered public accounting firm. The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB").

Our independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Twinlab Consolidated Holdings, Inc., including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Twinlab Consolidated Holdings, Inc.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Twinlab Consolidated Holdings, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mark J. Bugge, Chairman

David A. Still

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Tanner LLC, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	December 31, 2017	December 31, 2016
Audit Fees	$143,500	$297,307
Audit-Related Fees	18,220	2,095
Tax Fees	20,002	35,925
All Other Fees	-	20,000
Total Fees	$181,722	$355,327

AUDIT FEES

Tanner LLC (“Tanner”) billed the Company $143,500 and $297,307, respectively, in the aggregate for services rendered for the audits of the Company's 2017 and 2016 fiscal years and the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2017 and 2016 fiscal years.

AUDIT-RELATED FEES

Tanner billed the Company $18,220 and $2,095, respectively, in the aggregate for audit-related services as defined by the SEC for the 401(k) audit for the Company’s 2017 and 2016 fiscal years.

TAX FEES

Tanner billed the Company $20,002 and $35,925, respectively, in the aggregate for tax fees for the preparation of federal and state income tax returns for the Company’s 2017 and 2016 fiscal years.

ALL OTHER FEES

Tanner billed the Company $0 in the aggregate for other fees for the Company's 2017 fiscal year and $20,000 in the aggregate for other fees relating to the 2015 preparation of federal and state income tax returns for the Company’s 2016 fiscal year.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Board of Directors of the Company has appointed an Audit Committee, which operates pursuant to a written charter. The charter provides for the pre-approval of all audit services and all permitted non-audit services to be performed for the Company by the independent registered public accounting firm, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm will include the Audit Committee reviewing audit-related services, tax services and other services. The Audit Committee will periodically monitor the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

All of the audit, audit-related and tax services provided by Tanner LLC to us in 2017 and 2016 were approved by the Audit Committee pursuant to these procedures. All non-audit services provided in 2017 and 2016 were reviewed with the Audit Committee, which concluded that the provision of such services by Tanner LLC was compatible with the maintenance of that firm's independence in the conduct of its auditing function.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Anthony Zolezzi	64	Chief Executive Officer, President and Director
Carla Goffstein	45	Interim Chief Financial Officer and Senior Vice President, Finance
Shari Gottesman	46	Corporate Secretary, General Counsel and Senior Vice President, Legal
Gregory Thomas Grochoski	72	Executive Vice President and Chief Science Officer

Anthony Zolezzi — Please refer to the biographical information for Mr. Zolezzi listed above under "Election of Directors."

Carla Goffstein – Ms. Goffstein has served as our Interim Chief Financial Officer and Senior Vice President, Finance since August 2018 and was previously Vice President, Finance from January 2018 until August 2018. Prior to joining the Company, Ms. Goffstein was an independent consultant in the finance area with a focus on shared services processes, IT finance, cost savings and analysis, consumer brand strategy, portfolio analysis, logistics and distribution financial analysis, and overall general financial modeling and analysis from July 2015 until January 2018. Prior to that, Ms. Goffstein worked at Procter & Gamble from July 1993 until June 2015 in increasing positions of responsibility, serving most recently as the Associate Director of Finance for IT Solutions for Procter & Gamble’s Global Business Services unit, from August 2012 until June 2015. Ms. Goffstein holds a Bachelor of Science in Finance from Miami University in Oxford, Ohio.

Shari Gottesman – Ms. Gottesman has served as our General Counsel since November 2017 and Corporate Secretary since May 2018. From April 2012 until joining the Company in November 2017, Ms. Gottesman served first as Senior Counsel at EVINE Live, Inc. (formerly ShopNBC and ShopHQ) from 2012 to 2014 then as Assistant General Counsel through November 2017 in the Minneapolis, Minnesota area. Ms. Gottesman is duly licensed and a member in good standing of the bars of New York, Maryland, Minnesota and is an Authorized In-House Counsel in the state of Florida. Ms. Gottesman holds a Bachelor of Arts from the University of Hartford and Juris Doctorate from Touro College Jacob D. Fuchsberg Law Center.

Gregory Thomas Grochoski — Mr. Grochoski has served as our Executive Vice President and Chief Science Officer since September 2014. Prior thereto, he served as Chief Science Officer for THI and its predecessor company commencing in 2004. Mr. Grochoski holds a Bachelor of Science in Economics and a Bachelor of Science in Chemistry from Grand Valley State University.

Corporate Governance

GENERAL

The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. The Company has made the Code of Ethics and Business Conduct available on its website at www.tchhome.com/code-of-ethics. We expect that any amendments to the Code of Ethics and Business Conduct, or any waivers of its requirements, that are required to be disclosed by SEC rules will be disclosed on our website. Effective February 26, 2016, the Board of Directors created an audit committee. The Audit Committee is composed of Mark J. Bugge (Chairman) and David A. Still. The Board of Directors has also formed a Compensation Committee composed of B. Thomas Golisano (Chairman), Mark Bugge and Seth Ellis. On May 8, 2018, the Board of Directors adopted a written charter for the Compensation Committee. On May 8, 2018, the Board of Directors established a Nominating and Corporate Governance Committee (the “Nominating Committee”) and adopted a written charter for the Nominating Committee. The Nominating Committee is composed of David L. Van Andel (Chairman) and B. Thomas Golisano.

BOARD COMPOSITION

Our Board of Directors currently consists of six (6) directors: Anthony Zolezzi, Mark J. Bugge, Seth D. Ellis, B. Thomas Golisano, David A. Still and David L. Van Andel. As indicated in our Bylaws, our Board of Directors consists of no fewer than one (1) and no more than seven (7) directors, the exact number to be determined from time to time by resolution of the Board. Vacancies in the Board may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the next annual meeting following election or such director's death, resignation or removal, whichever is earliest to occur.

On January 22, 2018, Mr. Ralph T. Iannelli resigned as a member of the Board of Directors. On April 25, 2018, Ms. Whittel resigned as the Company's Chief Executive Officer and as a member of the Board of Directors. Pursuant to a written consent, dated September 7, 2018, of all of the members of the Board of Directors, the number of directors was reduced from seven (7) to six (6).

DIRECTOR INDEPENDENCE

Messrs. Bugge, Ellis, Golisano, Still and Van Andel are currently the Board’s independent directors, as the term “independent” is defined under the Nasdaq Stock Market ("NASDAQ") rules. Since the Over The Counter Pink Sheets Market (“OTCPK”) does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the Nasdaq Stock Market. In evaluating and determining the independence of the directors, the Board considered the relationships disclosed below under "Certain Relationships and Related Person Transactions" and determined that those relationships do not impair the directors' independence from us and our management under the NASDAQ rules.

DIRECTOR CANDIDATES

On May 8, 2018, the Board of Directors established the Nominating Committee. Prior to that date, the Company did not have a separate nominating committee and the independent directors were tasked with nominating directors to the Board. The Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. In evaluating the suitability of individual candidates, the Nominating Committee will consider (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a public company, (iii) experience in the Company’s industry and with relevant social policy concerns, (iv) experience as a board member of another public company, (v) academic expertise in an area of the Company’s operations, (vi) diversity, and (vii) practical and mature business judgment. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee will consider individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors.

COMMUNICATIONS FROM INTERESTED PARTIES

The Board of Directors provides a process for interested parties, including stockholders, to send communications to the Board. Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Chairman of the Board, the chairperson of the Audit Committee, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431, who will forward all communications that, in his or her judgment, are appropriate for consideration to the appropriate party. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the board, or to the affairs of the Company. Such communications may be done confidentially or anonymously.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors is currently chaired by Mr. Van Andel, while Mr. Zolezzi serves as our Chief Executive Officer and President. Based on the Company's present circumstances, our Board of Directors believes that the Company and its stockholders are best served by having Mr. Van Andel serve as its Chairman of the Board and Mr. Zolezzi serve as its Chief Executive Officer and President. Our current leadership structure permits Mr. Zolezzi to focus his attention on managing our Company and permits Mr. Van Andel to manage the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board of Directors does not believe that its role in the oversight of our risks affects the Board's leadership structure.

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM

We believe our compensation policies present no risks that are reasonably likely to have a material adverse effect on our Company.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were four (4) meetings of the Board of Directors during the fiscal year ended December 31, 2017. During the fiscal year ended December 31, 2017, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director, except for Mr. Iannelli.

Currently, we do not maintain a formal policy regarding director attendance at annual meetings of stockholders; however, we encourage that absent compelling circumstances, directors attend each year's annual meeting of stockholders. Ms. Whittel was the only director able to attend the 2017 annual meeting of stockholders.

EXECUTIVE SESSIONS

The non-management members of the Board meet in regularly scheduled executive sessions. The Chairman presides over the regularly scheduled executive sessions.

Committees of the Board

Our Board has established a standing Audit Committee, which operates under a written charter that was approved by our Board on April 12, 2016, a Compensation Committee, which operates under a written charter that was approved by our Board on May 8, 2018, and a Nominating and Corporate Governance Committee, which operates under a written charter that was approved by our Board on May 8, 2018. For 2017, the members of the Audit Committee were Mark J. Bugge, who serves as committee Chair, Ralph T. Iannelli and David A. Still. Upon Mr. Iannelli's resignation from the Board of Directors effective January 22, 2018, the members of the Audit Committee are Chairman, Mark J. Bugge, and David A. Still. The members of our Compensation Committee are B. Thomas Golisano, who serves as committee Chair, Mark J. Bugge and Seth Ellis. The members of our Nominating and Corporate Governance Committee are David L. Van Andel, who serves as Chairman and B. Thomas Golisano. The written charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.tchhome.com.

AUDIT COMMITTEE

Our Audit Committee's responsibilities include, but are not limited to:

●	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

●	at least annually obtaining and reviewing our independent registered public accounting firm’s report on independence and quality control;

●	reviewing with our independent registered public accounting firm the scope and results of their audit, any audit problems or difficulties and management's response to any problems or difficulties;

●	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●

reviewing the facts and circumstances of each related party transaction under the Company's Related Party Transaction Policy and Procedures and either approve or disapprove of each related party transaction;

●	reviewing and monitoring compliance with laws, rules, regulations and the Company's Code of Ethics and Business Conduct; and

●

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, and for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

We have determined that each of Messrs. Bugge and Still meets the definition and Mr. Iannelli met the definition (through the date of his resignation) of "independent director" for purposes of serving on an audit committee under Rule 10A-3 and the NASDAQ rules. In addition, our Board of Directors has determined that Mr. Bugge qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2017.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other matters:

●	reviewing and approving the compensation of our Chief Executive Officer (either alone or, if directed by the Board of Directors, in conjunction with a majority of independent directors) and reviewing and setting or making recommendations to the Board of Directors on the compensation of our other executive officers;

●	reviewing and making recommendations to the Board of Directors on the compensation of our directors;

●	appointing and overseeing any compensation consultants, legal counsel or other advisers;

●	reviewing and approving or making recommendations to the Board of Directors regarding incentive compensation and equity-based plans and arrangements; and

●	reviewing and discussing with management the Company's "Compensation Discussion & Analysis" to the extent required to be included in filings with the SEC.

We have determined that each of Messrs. Golisano, Bugge, and Ellis meets the definition of "independent director" for purposes of serving on a compensation committee under the NASDAQ rules.

The Compensation Committee held four (4) meetings during the fiscal year ended December 31, 2017.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee’s responsibilities include:

●	the identification and attraction of qualified director candidates to become Board members;

●	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

●	the selection of candidates to fill any vacancies on the Board;

●	oversight of the evaluation of the Board, the selection and composition of committees of the Board and, as applicable, oversight of management continuity and succession planning processes; and

●	identifying, reviewing and recommending to the Board, from time to time, best corporate governance practices and policies for adoption and implementation by the Company.

We have determined that each of Messrs. Van Andel and Golisano meet the definition of “independent director” for purposes of serving on a nominating and corporate governance committee under the NASDAQ rules.

The Nominating and Corporate Governance Committee was formed in May 2018 and as a result did not hold any meetings during the fiscal year ended December 31, 2017.

Executive and Director Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the "2017 Summary Compensation Table" below. In 2017, our "named executive officers" consisted of the following:

●	Naomi Whittel, Chief Executive Officer;

●	Alan S. Gever, Chief Financial Officer and Chief Operating Officer; and

●	Gregory Thomas Grochoski, Executive Vice President and Chief Science Officer.

We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the executive compensation disclosures required of a "smaller reporting company." In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

2017 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2017 and December 31, 2016.

				Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Name and principal position	Year	Salary ($)	Bonus ($)	($)(2)	($)	($)	($)	Total ($)
Naomi Whittel (1) Chief Executive Officer	2017	$300,000	—	—	—	—	—	$300,000
	2016	$254,231	—	$660,000	—	—	—	$914,231
Alan S. Gever(3) Former Chief Financial Officer and Chief Operating Officer	2017	$223,173	$50,000	—	—	—	$646	$273,819
	2016
Gregory Thomas Grochoski Executive Vice President and Chief Science Officer	2017	$262,500	—	—	—	—	—	$262,500
	2016	$262,500	—	—	—	—	—	$262,500

[1]	Ms. Whittel was appointed as Chief Executive Officer of the Company effective March 16, 2016. Ms. Whittel resigned from her position as Chief Executive Officer of the Company effective April 25, 2018.

[2]

Reflects the aggregate grant date fair value of the stock awards granted to the named executive officers in 2017 and 2016. See Note 9 - Stockholders' Equity (Deficit) in our Annual Report on Form 10-K for year ended December 31, 2017 and Note 11 - Stockholders' Equity (Deficit) in our Annual Report on Form 10-K for year ended December 31, 2016 for the assumptions used in valuing such stock awards.

[3]	Mr. Gever was appointed as Chief Financial Officer of the Company effective March 22, 2017. Mr. Gever resigned from his position as Chief Financial Officer of the Company effective August 21, 2018.

Narrative Disclosure to Summary Compensation Table

Employment Agreement with Naomi L. Whittel

Employment Term and Position

On September 21, 2016, the Company and Ms. Whittel entered into an employment agreement (the "Whittel Employment Agreement") that had a three-year term from its commencement date of March 16, 2016 with automatic one-year renewal terms if the Board did not notify Ms. Whittel that the Company would not be renewing the employment term at least 180 days in advance of the end of the applicable term. The Whittel Employment Agreement superseded all previous employment agreements by and between the Company and Ms. Whittel. Pursuant to the Whittel Employment Agreement, Ms. Whittel served as Chief Executive Officer of the Company.

Base Salary, Annual Bonus, Benefits

Pursuant to the terms of the Whittel Employment Agreement, Ms. Whittel was entitled to an annual base salary of $300,000 and an annual bonus of up to 150% of her annual salary pursuant to the satisfaction of performance targets and goals. In addition, Ms. Whittel was eligible to participate in the Company’s standard employee benefits programs available to senior executives. Ms. Whittel was also entitled to receive equity awards pursuant to satisfaction of performance goals.

Restrictive Covenants

Pursuant to the Whittel Employment Agreement, Ms. Whittel was subject to non-competition and non-solicitation restrictions for a 12-month period after termination of employment. Ms. Whittel was also subject to confidentiality restrictions.

Separation Agreement

Effective April 25, 2018, Ms. Naomi Whittel resigned from her position as Chief Executive Officer of the Company and as a member of the Company’s Board of Directors in order to pursue other opportunities.

On April 27, 2018, the Company and Ms. Whittel entered into a Separation and Release Agreement (the “Whittel Separation Agreement”). Pursuant to the Whittel Separation Agreement, Ms. Whittel will be permitted to sell products of the Company and its affiliates (“Company Products”) on the websites of the companies with whom she is affiliated with; however, Ms. Whittel has agreed not to directly or indirectly sell, and will not permit her associated companies to directly or indirectly sell, any products that compete with the Company Products without the prior written consent of the Company.

Ms. Whittel received her salary for days worked through April 25, 2018 (the “Whittel Separation Date”). Ms. Whittel further agreed that her continuing obligations arising under the Whittel Employment Agreement, and the unit purchase agreement between her (as Naomi L. Balcome), Robert G. Whittel and the Company dated September 2, 2014, as amended, (the “Unit Purchase Agreement”) remain in full force and effect.

In mutual consideration, the Company agreed to discontinue use of her name and likeness, and to transfer ownership of the Company’s POWERPHENOLS and AUTOPHATEA trademarks to Ms. Whittel.

As consideration for the ability to sell Company Products during non-competition periods in the Whittel Employment Agreement and the Unit Purchase Agreement and in consideration of the other terms and conditions of the Whittel Separation Agreement, Ms. Whittel forfeited any vacation pay she may have been entitled to, and did not receive any additional compensation of any kind, in respect to employment by Company. Ms. Whittel further agreed to surrender to the Company her 3,000,000 shares of common stock, as well as reimburse the Company for expenses and obligations incurred by the Company or its affiliates in relation to the purchase, marketing, promotion and sale of her Glow15 book and related programs (the “Book” and the “Kits”), in addition Ms. Whittel also reimbursed the Company for an amount no less than $103,037.00, for fees incurred by certain consultants.

The Company provided fulfillment services for Ms. Whittel’s Books and Kits until April 30, 2018. On April 30, 2018, any unsold Kits were invoiced to Ms. Whittel, who paid the Company the cost of those Kits plus any shipping and handling fees that were incurred. All revenue of Book and Kit orders fulfilled by the Company on Ms. Whittel’s behalf during this transition period belonged to the Company.

The Whittel Separation Agreement includes mutual release, non-disparagement, and similar provisions typical for this type of separation agreement.

Pursuant to the Whittel Separation Agreement, Ms. Whittel agreed to certain standstill provisions through October 9, 2019, regarding taking certain actions, including the acquisition of securities and assets of the Company, any tender offer, exchange offer, merger or other business combination, any recapitalization, restructuring, liquidation, dissolution or extraordinary transaction or the solicitation of proxies or consents to vote, seek representation on or control or influence management of the Board, or enter into discussions with any third party regarding any of these items.

The Whittel Separation Agreement provided Ms. Whittel with a seven (7) day revocation period from the date of execution (the “Revocation Period”), and the Whittel Separation Agreement was not effective until the Revocation Period expired.

Employment Agreement with Alan S. Gever

Employment Term and Position

On March 21, 2017, the Company and Mr. Gever entered into an employment agreement (the “Gever Employment Agreement”) that had a one-year term with automatic renewals for additional one-year periods unless the Gever Employment Agreement was terminated by Mr. Gever or the Company, in each case by 30 days’ written notice. In addition, the Company had the right to terminate Mr. Gever’s employment at any time, with or without cause, and Mr. Gever had the right to terminate his employment with the Company on 30 days’ written notice for good reason, as defined in the Gever Employment Agreement. Pursuant to the Gever Employment Agreement, Mr. Gever served as the Chief Financial Officer and Chief Operating Officer of the Company.

Base Salary, Annual Bonus, Benefits

Pursuant to the Gever Employment Agreement, Mr. Gever was eligible to receive a base salary of $275,000 per year and an annual bonus of up to 65% of his base salary. $100,000 of the first year’s bonus was guaranteed and was paid in equal installments on the six and twelve-month anniversary of the Gever Employment Agreement. Mr. Gever was also entitled to earn a long-term incentive equal to 1% of the change in enterprise value of the Company over a four-year period, half of which would be paid in cash and half of which would be paid in cash or in stock, at the discretion of the Board of Directors. In addition, Mr. Gever was eligible to participate in the Company’s standard employee benefits programs available to senior executives.

Under the Gever Employment Agreement, in the event Mr. Gever’s employment would have been terminated by the Company without cause or by Mr. Gever on 30 days’ written notice for good reason, Mr. Gever would have been entitled to receive severance benefits equal to eighteen months of his base salary. Mr. Gever’s receipt of the severance benefits was contingent on Mr. Gever signing and not revoking a release of claims against the Company. The Gever Employment Agreement also contained post-termination non-solicitation and non-competition covenants.

On August 21, 2018, Mr. Gever resigned without notice, as the Company's Chief Financial Officer and Chief Operating Officer.

Employment Agreement with Gregory Grochoski

Employment Term and Position

On January 30, 2015, Twinlab Consolidation Corporation and Mr. Grochoski entered into an employment agreement (the “Grochoski Employment Agreement”) that may be terminated by Mr. Grochoski or the Company effective immediately. In addition, the Company has the right to terminate Mr. Grochoski’s employment at any time, with or without cause, and Mr. Grochoski has the right to terminate his employment with the Company at any time for any reason, including but not limited to for good reason on 30 days’ written notice for good reason by complying with the Good Reason Process, as defined in the Grochoski Employment Agreement. Pursuant to the Grochoski Employment Agreement, Mr. Grochoski serves as the EVP, Chief Science Officer of the Company.

Base Salary, Annual Bonus, Benefits

Pursuant to the Grochoski Employment Agreement, Mr. Grochoski is eligible to receive a base salary of $262,500.16 per year. Additionally, Mr. Grochoski is eligible to participate in a performance-based bonus program with a target annual bonus of fifty percent (50%) of his base salary. The actual amount of the annual bonus for a given year will be determined by the Company pursuant to applicable performance metrics and may be between 0% and 100% of his base salary for the given year. Mr. Grochoski is eligible to participate in the Company's equity incentive plan and will be eligible to receive from time-to-time long-term equity incentive grants, including stock options, restricted stock or other stock-based awards as determined in the discretion of the Compensation Committee or the Board. In addition, Mr. Grochoski is eligible to participate in the Company’s standard employee benefits programs available to employees generally.

Under the Grochoski Employment Agreement, in the event Mr. Grochoski’s employment is terminated by the Company without cause or by Mr. Grochoski complying with the Good Reason Process, Mr. Grochoski would be entitled to receive severance benefits equal to (i)(a) twenty-six (26) weeks of his base salary if the effective date of his termination is not within the six (6) month period immediately after a change in control, or (b) fifty-two (52) weeks of his base salary if the effective date of his termination is within the six (6) month period immediately after a change in control and (ii) an amount related to the continuation of Mr. Grochoski's COBRA health continuation coverage. Mr. Grochoski’s receipt of the severance benefits will be contingent on Mr. Grochoski signing and not revoking a release of claims against the Company. The Grochoski Employment Agreement also contains post-termination non-solicitation and non-competition covenants.

Equity-Based Compensation Awards

The only equity compensation plan currently in effect is the Twinlab Consolidation Corporation 2013 Stock Incentive Plan (the “TCC Plan”), which was assumed by the Company on September 16, 2014. The TCC Plan originally established a pool of 20,000,000 shares of common stock for issuance as incentive awards to employees for the purposes of attracting and retaining qualified employees who will aid in our success. During 2017 and 2016, we granted Restricted Stock Units, to certain employees pursuant to the TCC Plan. Each Restricted Stock Unit relates to one share of the Company’s common stock. The Restricted Stock Unit awards vest 25% each annually on various dates through 2019. We estimated the grant date fair market value per share of the Restricted Stock Units and are amortizing the total estimated grant date value over the vesting periods. During the year ended December 31, 2017, a total of 351,039 shares of common stock were issued to employees pursuant to the vesting of Restricted Stock Units. As of December 31, 2017, 5,709,904 shares of common stock remain available for use in the TCC Plan. During the year ended December 31, 2016, a total of 822,890 shares of common stock were issued to employees pursuant to the vesting of Restricted Stock Units.

Other Elements of Compensation

Retirement Plans

Until June 2016, the Company maintained a defined contribution retirement plan (the “Plan”) which qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. All employees over the age of 18 were eligible for participation in the Plan on the 1st day of the 1st month following 30 days of employment with the Company. The Plan was a safe harbor plan, requiring the Company to match 100% of the first 1% of eligible salary contributed per pay period by participating employees, and to match 50% on the next 5% of eligible salary contributed per pay period by participating employees (with matching capped at 6% per pay period). Currently, we no longer offer matching but do allow our employees to contribute to a 401(k) portfolio. The Company recognized expenses of $63 and $203 related to the Plan in 2017 and 2016, respectively.

Outstanding Equity Awards at Fiscal Year-End

The outstanding equity awards at fiscal year-end table has been omitted as there is no required information to be disclosed for the fiscal year ended December 31, 2017.

DIRECTOR COMPENSATION

The following table presents the compensation received by the directors during the year ended December 31, 2017:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Mark J. Bugge	--	--	$25,000	--	--	--	$25,000
Seth D. Ellis	--	--	--	--	--	--	--
B. Thomas Golisano	--	--	--	--	--	--	--
Ralph T. Iannelli	--	--		--	--	--
David A. Still	--	--	$25,000	--	--	--	$25,000
David L. Van Andel	--	--	--	--	--	--	--

We do not currently have an established compensation package for Board members.

On March 6, 2017, directors Mark J. Bugge and David A. Still were each awarded stock option grants to purchase 100,000 shares of common stock at an exercise price of $0.40 per share. The stock option grants vest 25% on each of December 16, 2017, December 16, 2018, December 16, 2019 and December 16, 2020. The stock option grants expire on December 16, 2027.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information about the beneficial ownership of the Company’s common stock as of September 10, 2018 by those persons known to beneficially own more than 5% of our capital stock and by our directors, named executive officers, and current executive officers and directors as a group. The percentage of beneficial ownership for the following table is based on 254,441,733 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after September 10, 2018, pursuant to options, warrants, restricted stock units or other rights. The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has vested restricted stock units or converted options or warrants into shares of our common stock.

	Beneficial Ownership
Name and Address of beneficial owner[1]	Shares of Common Stock	Percentage of Class
5% Stockholders
Little Harbor LLC[2]	33,168,948	13.04%
Great Harbor Capital, LLC[3]	50,832,266	19.78%
David L. Van Andel Trust u/a dated November 1993[4]	34,791,814	13.67%
Golisano Holdings LLC.[5]	91,766,636	35.83%
Named Executive Officers and Directors
Anthony Zolezzi	-	-
Naomi L. Whittel[6]	3,493,450	1.37%
Alan S. Gever	-	-
Gregory Thomas Grochoski	1,200,000	*
Mark J. Bugge[7]	25,000[7]	*
Seth D. Ellis[8]	-	*
David L. Van Andel[9]	118,793,028	46.23%
B. Thomas Golisano[5]	91,766,636	35.83%
David A. Still[7]	25,000[7]	*
All executive officers and directors as a group (9 persons)	211,809,664[10]	81.90%

*	Less than 1% of the applicable class or combined voting power.

1	Except as otherwise provided, each party's address is care of the Company at 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431.

2

These shares are owned by Little Harbor LLC, a Nevada limited liability company, of which David L. Van Andel is the sole manager and a holder as sole trustee of the David L. Van Andel Trust u/a dated November 30, 1993 of 80.5% of the membership interests. This number does not include a warrant issued into escrow in favor of Little Harbor LLC on July 21, 2016 and exercisable for up to 2,168,178 shares of the Company’s common stock but which only become exercisable if removed from escrow upon the failure of the Company to make payment in full of the promissory note at maturity, as the same may be accelerated in accordance with the terms of the note. The business address of Little Harbor LLC is 3133 Orchard Vista Drive SE, Grand Rapids, Michigan 49546.

3

These shares are owned by Great Harbor Capital, LLC, a Delaware limited liability company, of which David L. Van Andel is the sole manager and a holder as sole trustee of the David L. Van Andel Trust of 100% of the membership interests. This number includes 2,500,000 shares that are issuable upon the exercise of warrants that have vested or will vest within 60 days after September 10, 2018. This number does not include warrants issued into escrow in favor of Great Harbor Capital, LLC on January 28, 2016, March 21, 2016, December 31, 2016, August 30, 2017 and February 6, 2018 and exercisable for up to 1,136,363, 3,181,816, 1,136,363, 1,363,636 and 1,818,182 shares of the Company’s common stock, respectively, but which only become exercisable if removed from escrow upon the failure of the Company to make payment in full of the promissory note in connection with which each warrant was issued at maturity, as the same may be accelerated in accordance with the terms of each respective note. The business address of Great Harbor Capital, LLC is 3133 Orchard Vista Drive SE, Grand Rapids, Michigan 49546.

4

These shares are owned by the David L. Van Andel Trust u/a dated November 30, 1993, of which David L. Van Andel is the sole trustee and the principal beneficiary. The business address of the David L. Van Andel Trust u/a dated November 30, 1993 is 3133 Orchard Vista Drive SE, Grand Rapids, Michigan 49546.

5

By Schedule 13D/A, filed with the SEC on March 20, 2017, Golisano Holdings LLC reported that as of March 8, 2017, it has sole voting power and sole dispositive power over 90,090,000 shares. This number also includes shares that may be issuable pursuant to the exercise of warrants for up to 869,618 and 807,018 shares that Golisano Holdings LLC acquired in March of 2017 in connection with its acquisition of promissory notes from Penta Mezzanine SBIC Fund I, L.P. ("Penta"). This number does not include shares that may be issuable pursuant to the exercise of warrants for up to 4,960,740 shares that Golisano Holdings LLC acquired in March of 2017 in connection with its acquisition of promissory notes from Penta as this warrant is only exercisable after the occurrence of certain put events set forth in the warrant. This number does not include shared voting power held by Golisano Holdings LLC over 251,241,650 shares of the Company's common stock with respect solely to the right to have certain shareholders vote in favor of electing two nominees of Golisano Holdings LLC to the Company's Board of Directors pursuant to a voting agreement. This number does not include a contingent warrant issued to Golisano LLC on October 5, 2015 and exercisable as of December 31, 2016 (reflecting certain exercises and cancellations in part) for up to 4,756,505 shares of the Company’s common stock, but which is only exercisable if and when other warrants that existed as of the issue date are exercised by the holders thereof. This number does not include warrants issued into escrow in favor of Golisano LLC on January 28, 2016, March 21, 2016, July 21, 2016, December 30, 2016, March 14, 2017 and February 6, 2018 and exercisable for up to 1,136,363, 3,181,816, 2,168,178, 1,136,363, 1,484,847 and 1,818,182 shares of the Company’s common stock, respectively, but which only become exercisable if removed from escrow upon the failure of the Company to make payment in full of the promissory note in connection with which each warrant was issued at maturity, as the same may be accelerated in accordance with the terms of each respective note. Golisano Holdings LLC shares beneficial ownership of the reported shares with Mr. Golisano, the controlling member of Golisano Holdings LLC. The business address of Golisano Holdings is: 1 Fishers Road, Pittsford, New York 14534.

6

These 3,493,450 shares are owned by Health KP, LLC (“HKP”), a Delaware limited liability company, of which Ms. Whittel owns a 65% membership interest. Ms. Whittel disclaims beneficial ownership of any shares held by Health KP except to the extent of her pecuniary interest therein.

7	Includes 25,000 shares that are issuable upon the exercise of stock options that have vested or will vest within 60 days after September 10, 2018.

8	Mr. Ellis has a business address at c/o Penta Mezzanine, 20 N. Orange Avenue, Orlando, Florida 32801.

9

Includes 34,791,814 shares owned by the Van Andel Trust, of which Mr. Van Andel is the sole trustee and the principal beneficiary, 33,168,948 shares owned by Little Harbor of which he is the sole manager and a holder as sole trustee of the Van Andel Trust of 80.5% of the membership interests, 48,332,266 shares owned by Great Harbor Capital, LLC, a Delaware limited liability company, of which he is the sole manager and a holder as sole trustee of the Van Andel Trust of 100% of the membership interests and 2,500,000 shares that are issuable to Great Harbor Capital, LLC upon the exercise of warrants that have vested or will vest within 60 days after September 10, 2018. Mr. Van Andel disclaims beneficial ownership of any shares held by the limited liability companies named above except to the extent of his pecuniary interest therein. This number does not include shared voting power held by Great Harbor Capital, LLC, and beneficially by Mr. Van Andel as the controlling member of Great Harbor Capital, LLC, over 251,241,650 shares of the Company’s common stock with respect solely to the right to have certain shareholders vote in favor of electing two nominees of Great Harbor Capital, LLC to the Company’s Board of Directors pursuant to a voting agreement. The business address of Mr. Van Andel is 3133 Orchard Vista Drive SE, Grand Rapids, Michigan 49546.

10	Includes 50,000 shares that are issuable upon the exercise of stock options that have vested or will vest within 60 days after September 10, 2018.

Certain Relationships and Related Person Transactions

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock. Amounts shown below are in thousands (except share amounts).

Pursuant to a July 2014 Debt Repayment Agreement with Little Harbor, an entity owned by Mr. Van Andel and William W. Nicholson, a shareholder who served as a director of the Company from January 2015 through September 22, 2015, the Company is obligated to pay such party $4,900 per year in structured monthly payments for 3 years provided that such payment obligations will terminate at such earlier time as the trailing ninety day volume weighted average closing sales price of the Company’s common stock on all domestic securities exchanges on which such stock is listed equals or exceeds $5.06 per share. This note is unsecured and matured on July 25, 2017 with an outstanding balance of $3,267. On February 6, 2018, we entered into an agreement with Little Harbor to convert the obligations into an unsecured promissory note. The note matures on July 25, 2020, bears interest at an annual rate of 8.5%, with the principal payable at maturity.

On November 13, 2014, the Company raised proceeds of $8,000, less certain fees and expenses, from the issuance of a secured note to Penta Mezzanine SBIC Fund I, L.P. (“Penta”). The Managing Director of Penta, an institutional investor, is Mr. Ellis. We granted Penta a security interest in our assets and pledged the shares of our subsidiaries as security for the note. This note matures on November 13, 2019 with payments of principal due on a quarterly basis commencing on November 13, 2017 in installments of (i) $360 per quarter for the first four quarters, (ii) $440 per quarter for the next four quarters and (iii) $520 per quarter for each quarter thereafter. This note bears interest of 12% per annum, payable monthly. The Company issued a warrant to Penta to purchase 4,960,740 shares of the Company’s common stock in connection with this loan. The estimated fair value of the warrant at the date of issuance was $3,770, which was recorded as a note discount and is being amortized into interest expense over the term of this loan. Additionally, we had incurred loan fees of $273, which is also being amortized into interest expense over the term of this loan. On March 8, 2017, Golisano Holdings LLC acquired this note payable from Penta. The Company's terms of this note payable remain the same with the only change for the Company being the holder of the promissory note. The balance of the note as of December 31, 2017 was $8,000. Interest in the amount of $605 was accrued by the Company pursuant to the note during the year ended December 31, 2017.

In connection with the November 13, 2014 note for $8,000, Penta was issued a warrant to acquire 4,960,740 shares of the Company’s common stock at an aggregate exercise price of $0.01, through November 13, 2019. In connection with Penta’s consent to the terms of additional debt obtained by us, we also granted Penta a warrant to acquire a total of 869,618 additional shares of common stock at a purchase price of $1.00 per share, through November 13, 2019. Both warrant agreements grant Penta certain registration rights, commencing October 1, 2015, for the shares of common stock issuable on exercise of the warrants. Penta has the right, under certain circumstances, to require us to purchase all or any portion of the equity interest in the Company issued or represented by the warrant to acquire 4,960,740 shares at a price based on the greater of (i) the product of (x) ten times the Company's adjusted EBITDA with respect to the twelve months preceding the exercise of the put right times (y) the investor’s percentage ownership in the Company assuming full exercise of the warrant; or (ii) the fair market value of the investor’s equity interest underlying the warrant. In the event (i) the Company does not have the funds available to repurchase the equity interest under the warrant or (ii) such repurchase is not lawful, adjustments to the principal of the note purchased by Penta will be made or, under certain circumstances, interest will be charged on the amount otherwise due for such repurchase. The Company has the right, under certain circumstances, to require Penta to sell to us all or any portion of the equity interest issued or represented by the warrant to acquire 4,960,740 shares. The price for such repurchase will be the greater of (i) the product of (x) eleven times the Company's adjusted EBITDA with respect to the twelve months preceding the exercise of the call right times (y) the investor’s percentage ownership in the company assuming full exercise of the warrant; or (ii) the fair market value of the equity interests underlying the warrant; or (iii) $3,750. In connection with Golisano Holdings LLC’s acquisition of the note payable from Penta on March 8, 2017, these warrants were assigned to Golisano Holdings LLC.

Pursuant to a Stock Purchase Agreement dated June 30, 2015, a warrant was issued to Penta to purchase an aggregate 807,018 shares of our common stock at a price of $0.01 per share at any time prior to the close of business on June 30, 2020. We granted Penta certain registration rights, commencing October 1, 2015, for the shares of common stock issuable upon exercise of the warrant.

On February 6, 2015, the Company raised proceeds of $2,000, less certain fees and expenses, from the issuance of a secured note payable to Penta. The proceeds were restricted to pay a portion of the acquisition of the customer relationships of Nutricap Labs, LLC (“Nutricap”). This note matures on November 13, 2019 with payments of principal due on a quarterly basis commencing November 13, 2017 in installments of (i) $90 per quarter for the first four quarters, (ii) $110 per quarter for the next four quarters and (iii) $130 per quarter for each quarter thereafter. This note bears interest of 8% per annum, payable monthly. The Company issued a warrant to Penta to purchase 869,618 shares of the Company’s common stock in connection with this loan. The estimated fair value of these warrants at the date of issuances totaled $250, which was recorded as a note discount and is being amortized into interest expense over the term of this loan. Additionally, we had incurred loan fees of $90, which is also being amortized into interest expense over the term of these loans. On March 8, 2017, Golisano Holdings LLC acquired this note payable from Penta. The Company's terms of this note payable remain the same with the only change for the Company being the holder of the promissory note. The balance of the note as of December 31, 2017 was $2,000. Interest in the amount of $151.3 was accrued by the Company pursuant to the note during the year ended December 31, 2017.

On June 2, 2015, the Company and Little Harbor entered into a Stock Purchase Agreement (the “Little Harbor SPA”). Pursuant to the Little Harbor SPA, the Company sold Little Harbor 3,289,474 shares of its common stock at $0.76 per share for aggregate proceeds to the Company of $2,500. Little Harbor delivered to the Company the purchase price for the shares in the form of Little Harbor’s irrevocable agreement to accept the shares issued by the Company pursuant to the Little Harbor SPA in lieu of $2,500 worth of periodic payments otherwise due Little Harbor under an outstanding debt agreement.

On January 22, 2015, the Company raised proceeds of $5,000, less certain fees and expenses, from the sale of a note to JL-Mezz Utah, LLC (f/k/a JL-BBNC Mezz Utah, LLC) (“JL”). The proceeds were restricted to pay a portion of the Nutricap asset acquisition. We granted JL a security interest in the Company’s assets, including real estate and pledged the shares of our subsidiaries as security for the note. The note matures on February 13, 2020 with payments of principal due on a quarterly basis commencing March 1, 2017 in installments starting at $250 per quarter and increasing to $350 per quarter. This note bears interest of 12% per annum, payable monthly. The Company issued a warrant to JL to purchase 2,329,400 shares of the Company’s common stock on January 22, 2015 and 434,809 shares of the Company’s common stock on February 4, 2015. The estimated fair value of these warrants at the date of issuances was $4,389, which was recorded as a note discount and is being amortized into interest expense over the term of these loans. Additionally, we had incurred loan fees of $152 relating to this loan, which is also being amortized into interest expense over the term of these loans. The balance of the note payable as of December 31, 2017 was $5,000. Interest in the amount of $445 was accrued by the Company pursuant to the note during the year ended December 31, 2017. On March 8, 2017, Golisano LLC acquired this note payable from JL. The terms of this note payable remain the same with the only change for us being the holder of the promissory note.

From January 1, 2014 to the present, Twinlab has sold certain products to Alticor,Inc., such sales ranging from approximately $1,000 to $2,500 on an annual basis. All product sales by Twinlab to Alticor are pursuant to arm’s length business transactions whereby Alticor at all times has the right to choose the vendor(s) of its choice for supply of its products. Mr. Van Andel is an equity owner and a member of the board of directors of Alticor. The Company believes that the sales by Twinlab to Alticor are such a de minimus part of Alticor’s overall sales, that any pecuniary benefit of these sales potentially attributable to equity owned by Mr. Van Andel is immaterial.

On June 30, 2015, Twinlab entered into a bill of sale with Essex Capitol Corporation (“Essex”) pursuant to which Twinlab sold certain machinery and equipment associated with Twinlab’s manufacturing operations in American Fork, Utah to Essex for an aggregate purchase price of $2,900 in exchange for (i) Essex’s agreement (the “Essex Guaranty”) to be Twinlab’s guarantor for the Nutricap acquisition described below (“Nutricap”), and (ii) Essex’s agreement, in addition to simply providing the Essex Guaranty, to in fact make all payments to Nutricap as and when due under the Nutricap Note, including payment in full of all amounts due and owing at maturity thereof, thus extinguishing the Nutricap Note of $2,750. On the same date, Twinlab leased the same machinery and equipment back from Essex, pursuant to two 36-month commercial lease agreements requiring monthly lease payments by Twinlab of $89 and $5, respectively. On December 30, 2015, the larger of the two leases was amended to incorporate the equipment leased under the smaller of the two leases (which smaller lease was terminated) and to extend the term of the remaining lease for a term of 36 months from the effective date of the amendment with monthly lease payments of $98.

On December 30, 2015, the Company consolidated these two leases into a single lease with a new 36-month term and requiring monthly payments of $96. The Company received $496 of additional consideration for this consolidation, amendment and extension of the initial lease.

On August 14, 2014, Twinlab entered into a 36-month machinery and equipment lease with Essex with monthly payments of $72.

In connection with the guarantee of the note payable issued in the Nutricap asset acquisition and equipment financing by Essex discussed above, Essex was issued a warrant exercisable for an aggregate 1,428,571 shares of the Company’s common stock at a purchase price of $0.77 per share, at any time prior to the close of business on June 30, 2020. The number of shares issuable upon the exercise of the warrant is subject to adjustment on terms and conditions customary for a transaction of this nature in the event of (i) reorganization, recapitalization, stock split-up, combination of shares, mergers, consolidations and (ii) sale of all or substantially all of our assets or property. Essex subsequently assigned warrants for 350,649 shares to another company.

On January 28, 2016, Golisano Holdings LLC ("Golisano LLC") lent the Company $2,500 pursuant to an Unsecured Promissory Note, dated January 28, 2016 (the “Golisano Note”). The Golisano Note matures on January 28, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Golisano Note is payable in twenty-four (24) monthly installments of $104 commencing on February 28, 2017. Pursuant to the Golisano Note, the Company issued into escrow in the name of Golisano LLC a warrant to purchase an aggregate of 1,136,363 shares of the company’s common stock, at an exercise price of $.01 per share (the “Golisano Warrant”). The Golisano Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Golisano LLC the entire unamortized principal amount of the Golisano Note and any accrued and unpaid interest thereon as of January 28, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Golisano Note). The Company and Golisano LLC previously entered into a Registration Rights Agreement, dated as of October 5, 2015 (the “Registration Rights Agreement”), granting Golisano LLC certain registration rights for certain shares of common stock. The shares of common stock issuable pursuant to the Golisano Warrant are also entitled to the benefits of the Registration Rights Agreement. The balance of the Golisano Note as of December 31, 2017 was $2,500. Interest in the amount of $215 was accrued by the Company pursuant to the Golisano Note during the year ended December 31, 2017.

On January 28, 2016, Great Harbor lent the Company $2,500 pursuant to an Unsecured Promissory Note, dated January 28, 2016 (the “Great Harbor Note”). The Great Harbor Note matures on January 28, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Great Harbor Note is payable in twenty-four (24) monthly installments of $104 commencing on February 28, 2017. The Great Harbor Note provides that the Company issue into escrow in the name of Great Harbor a warrant to purchase an aggregate of 1,136,363 shares of Common Stock at an exercise price of $.01 per share (the “Great Harbor Warrant”). The Great Harbor Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Great Harbor the entire unamortized principal amount of the Great Harbor Note and any accrued and unpaid interest thereon as of January 28, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Great Harbor Note). The Company has reserved 1,136,363 shares of Common Stock for issuance under the Great Harbor Warrant. The Great Harbor Warrant, if exercisable, expires on February 28, 2022. The Great Harbor Warrant grants Great Harbor certain registration rights for the shares of Common Stock issuable upon exercise of the Great Harbor Warrant. The balance of the Great Harbor Note as of December 31, 2017 was $2,500. Interest in the amount of $215 was accrued by the Company pursuant to the Great Harbor Note during the year ended December 31, 2017.

On March 21, 2016, Golisano LLC lent the Company $7,000 pursuant to an Unsecured Promissory Note, dated March 21, 2016 (the “Second Golisano Note”). The Second Golisano Note matures on March 21, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Second Golisano Note is payable in 24 monthly installments of $292 commencing on April 21, 2017. The Second Golisano Note provides that the Company issue into escrow in the name of Golisano LLC a warrant to purchase an aggregate of 3,181,816 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Second Golisano Warrant”). The Second Golisano Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Golisano LLC the entire unamortized principal amount of the Second Golisano Note and any accrued and unpaid interest thereon as of March 21, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Second Golisano Note). The Company has reserved 3,181,816 shares of the Company's common stock for issuance under the Second Golisano Warrant. The Second Golisano Warrant, if exercisable, expire on March 21, 2022. The shares of Common Stock issuable pursuant to the Golisano Warrant are also entitled to the benefits of the Registration Rights Agreement. The balance of the Second Golisano Note as of December 31, 2017 was $7,000. Interest in the amount of $603 was accrued by the Company pursuant to the Second Golisano Note during the year ended December 31, 2017.

On March 21, 2016, Great Harbor lent the Company $7,000 pursuant to an Unsecured Promissory Note, dated March 21, 2016 (the “Second Great Harbor Note”). The Second Great Harbor Note matures on March 21, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Second Great Harbor Note is payable in 24 monthly installments of $292 commencing on April 21, 2017. The Second Great Harbor Note provides that the Company issue into escrow in the name of Great Harbor a warrant to purchase an aggregate of 3,181,816 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Second Great Harbor Warrant”). The Second Great Harbor Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Great Harbor the entire unamortized principal amount of the Second Great Harbor Note and any accrued and unpaid interest thereon as of March 21, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Second Great Harbor Note). The Company has reserved 3,181,816 shares of the Company's common stock for issuance under the Second Great Harbor Warrant. The Second Great Harbor Warrant, if exercisable, expires on March 21, 2022. The Second Great Harbor Warrant grants Great Harbor certain registration rights for the shares of Common Stock issuable upon exercise of the Second Great Harbor Warrant. The balance of the Second Great Harbor Note as of December 31, 2017 was $7,000. Interest in the amount of $603 was accrued by the Company pursuant to the Second Great Harbor Note during the year ended December 31, 2017.

On July 21, 2016, the Company issued an Unsecured Delayed Draw Promissory Note in favor of Golisano LLC (the “Third Golisano Note”) pursuant to which Golisano LLC may, in its sole discretion and pursuant to draw requests made by the Company, loan the Company up to the maximum principal amount of $4,770. The Third Golisano Note matures on January 28, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Third Golisano Note is payable at maturity. The Third Golisano Note provides that the Company issue into escrow in the name of Golisano LLC a warrant to purchase an aggregate of 2,168,178 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Third Golisano Warrant”). The Third Golisano Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Golisano LLC the entire unamortized principal amount of the Third Golisano Note and any accrued and unpaid interest thereon as of January 28, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Third Golisano Note). The Company has reserved 2,168,178 shares of the Company's common stock for issuance under the Third Golisano Warrant. The Third Golisano Warrant, if exercisable, expires on July 21, 2022. The shares of common stock issuable pursuant to the Third Golisano Warrant are also entitled to the benefits of the Registration Rights Agreement. The balance of the Third Golisano Note as of December 31, 2017 was $4,770. Interest in the amount of $376 was accrued by the Company pursuant to the Third Golisano Note during the year ended December 31, 2017.

On July 21, 2016, the Company issued an Unsecured Delayed Draw Promissory Note in favor of Little Harbor (the “Little Harbor July 2016 Note”), pursuant to which Little Harbor may, in its sole discretion and pursuant to draw requests made by the Company, loan the Company up to the maximum principal amount of $4,770. This note is unsecured and matures on January 28, 2019. This note bears interest at an annual rate of 8.5%, with the principal payable at maturity. If Little Harbor, in its discretion, accepts a draw request made by the Company under this note, Little Harbor shall not transfer cash to the Company, but rather Little Harbor shall irrevocably agree to accept the principal amount of any monthly delayed draw under this note in lieu and in complete satisfaction of the obligation to make an equivalent dollar amount of periodic cash payments otherwise due Little Harbor under the July 2014 note payable. During the year ended December 31, 2017, there were not draws. The balance of this note as of December 31, 2017 was $4,770. Interest in the amount of $376 was accrued by the Company pursuant to the note during the year ended December 31, 2017.

This note provides that we issue into escrow in the name of Little Harbor a warrant to purchase an aggregate of 2,168,178 shares of common stock at an exercise price of $0.01 per share (the “Little Harbor July 2016 Warrant”). The Little Harbor July 2016 Warrant will not be released from escrow or be exercisable unless and until we fail to pay Little Harbor the entire unamortized principal amount of the Little Harbor July 2016 Note and any accrued and unpaid interest thereon as of January 28, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Little Harbor July 2016 Note). We have reserved 2,168,178 shares of the Company’s common stock for issuance under the Little Harbor July 2016 Warrant. The Little Harbor July 2016 Warrant grants Little Harbor certain registration rights for the shares of the Company’s common stock issuable upon exercise of the Little Harbor July 2016 Warrant.

On December 30, 2016, the Company issued an Unsecured Promissory Note in favor of Golisano LLC, pursuant to which Golisano LLC loaned the Company $2,500 (the “Fourth Golisano Note”). The Fourth Golisano Note matures on December 30, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Fourth Golisano Note is payable in 24 monthly installments of $104 commencing on February 5, 2017. The Fourth Golisano Note provides that the Company issue into escrow in the name of Golisano LLC a warrant to purchase an aggregate of 1,136,363 shares of the Company’s common stock at an exercise price of $.01 per share (the “Fourth Golisano Warrant”).The Fourth Golisano Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Golisano LLC the entire unamortized principal amount of the Fourth Golisano Note and any accrued and unpaid interest thereon as of December 30, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Fourth Golisano Note).The Company has reserved 1,136,363 shares of common stock for issuance under the Fourth Golisano Warrant. The Fourth Golisano Warrant, if exercisable, expires on December 30, 2022. The shares of common stock issuable pursuant to the Fourth Golisano Warrant are also entitled to the benefits of the Registration Rights Agreement. The balance of the Fourth Golisano Note as of December 31, 2017 was $2,500. The Company accrued interest on the Fourth Golisano Note of $201 during the year ended December 31, 2017.

On December 31, 2016, Great Harbor lent the Company $2,500 pursuant to an Unsecured Promissory Note, dated December 31, 2016 (the “Third Great Harbor Note”). The Third Great Harbor Note matures on December 31, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Third Great Harbor Note is payable in 24 monthly installments of $104 commencing on February 5, 2017. The Third Great Harbor Note provides that the Company issue into escrow in the name of Great Harbor a warrant to purchase an aggregate of 1,136,363 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Third Great Harbor Warrant”). The Third Great Harbor Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Great Harbor the entire unamortized principal amount of the Third Great Harbor Note and any accrued and unpaid interest thereon as of December 31, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Third Great Harbor Note). The Company has reserved 1,136,363 shares of the Company's common stock for issuance under the Third Great Harbor Warrant. The Third Great Harbor Warrant, if exercisable, expires on December 30, 2022. The Third Great Harbor Warrant grants Great Harbor certain registration rights for the shares of common stock issuable upon exercise of the Third Great Harbor Warrant. The balance of the Third Great Harbor Note as of December 31, 2017 was $2,500. The Company accrued interest on the Third Great Harbor Note of $201 during the year ended December 31, 2017.

On March 14, 2017, the Company issued an Unsecured Promissory Note in favor of Golisano LLC pursuant to which Golisano LLC loaned the Company a principal amount of $3,267 (the “Fifth Golisano Note”). The Fifth Golisano Note matures on December 30, 2019. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Fifth Golisano Note is payable at maturity. The Fifth Golisano Note provides that the Company issue into escrow in the name of Golisano LLC a warrant to purchase an aggregate of 1,484,847 shares of common stock, at an exercise price of $.01 per share (the “Fifth Golisano Warrant”). The Fifth Golisano Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Golisano LLC the entire unamortized principal amount of the Fifth Golisano Note and any accrued and unpaid interest thereon as of December 30, 2019 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Fifth Golisano Note). The Company has reserved 1,484,847 shares of common stock for issuance under the Fifth Golisano Warrant. The shares of common stock issuable pursuant to the Fifth Golisano Warrant are also entitled to the benefits of the Registration Rights Agreement. The balance of the Fifth Golisano Note as of December 31, 2017 was $3,267. The Company accrued interest on the Fifth Golisano Note of $202 during the year ended December 31, 2017.

On August 30, 2017, Great Harbor lent the Company $3,000 pursuant to a Secured Promissory Note, dated August 30, 2017 (the “Fourth Great Harbor Note”). The Fourth Great Harbor Note matures on August 29, 2020. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Fourth Great Harbor Note is payable at maturity. The Fourth Great Harbor Note provides that the Company issue into escrow in the name of Great Harbor a warrant to purchase an aggregate of 1,363,636 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Fourth Great Harbor Warrant”). The Fourth Great Harbor Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Great Harbor the entire unamortized principal amount of the Fourth Great Harbor Note and any accrued and unpaid interest thereon as of August 29, 2020, or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Fourth Great Harbor Note). The Company has reserved 1,363,636 shares of the Company's common stock for issuance under the Fourth Great Harbor Warrant. The Fourth Great Harbor Warrant, if exercisable, expires on August 30, 2023. The Fourth Great Harbor Warrant grants Great Harbor certain registration rights for the shares of common stock issuable upon exercise of the Fourth Great Harbor Warrant. The balance of the Fourth Great Harbor Note as of December 31, 2017 was $3,000. The Company accrued interest on the Fourth Great Harbor Note of $85 during the year ended December 31, 2017.

On February 6, 2018, Great Harbor lent the Company $2,000 pursuant to a Secured Promissory Note, dated February 6, 2018 (the “Fifth Great Harbor Note”). The Fifth Great Harbor Note matures on February 6, 2021. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Fifth Great Harbor Note is payable at maturity. The Fifth Great Harbor Note provides that the Company issue into escrow in the name of Great Harbor a warrant to purchase an aggregate of 1,818,182 shares of common stock at an exercise price of $0.01 per share (the “Fifth Great Harbor Warrant”). The Fifth Great Harbor Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Great Harbor the entire unamortized principal amount of the Fifth Great Harbor Note and any accrued and unpaid interest thereon as of February 6, 2021, or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Fifth Great Harbor Note). The Company has reserved 1,818,182 shares of the Company's common stock for issuance under the Fifth Great Harbor Warrant. The Fifth Great Harbor Warrant, if exercisable, expires on February 6, 2024. The Fifth Great Harbor Warrant grants Great Harbor certain registration rights for the shares of common stock issuable upon exercise of the Fifth Great Harbor Warrant.

On February 6, 2018, the Company issued a Secured Promissory Note in favor of Golisano LLC pursuant to which Golisano LLC loaned the Company a principal amount of $2,000 (the “Sixth Golisano Note”). The Sixth Golisano Note matures on February 6, 2021. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Sixth Golisano Note is payable at maturity. The Sixth Golisano Note provides that the Company issue into escrow in the name of Golisano LLC a warrant to purchase an aggregate of 1,818,182 shares of the company’s common stock, at an exercise price of $.01 per share (the “Sixth Golisano Warrant”). The Sixth Golisano Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Golisano LLC the entire unamortized principal amount of the Sixth Golisano Note and any accrued and unpaid interest thereon as of February 6, 2021 or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Sixth Golisano Note). The Company has reserved 1,818,182 shares of common stock for issuance under the Sixth Golisano Warrant. The shares of common stock issuable pursuant to the Sixth Golisano Warrant are also entitled to the benefits of the Registration Rights Agreement.

On July 27, 2018, Great Harbor lent the Company $5,000 pursuant to a Secured Promissory Note, dated July 27, 2018 (the “Sixth Great Harbor Note”). The Sixth Great Harbor Note matures on January 27, 2020. Interest on the outstanding principal accrues at a rate of 8.5% per year. The principal of the Sixth Great Harbor Note is payable at maturity. The Company also issued to Great Harbor a warrant to purchase an aggregate of 2,500,000 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Sixth Great Harbor Warrant”). The Sixth Great Harbor Warrant is exercisable on any business day prior to the expiration date of July 27, 2024. The Company has reserved 2,500,000 shares of the Company's common stock for issuance under the Sixth Great Harbor Warrant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2017 except for (i) David Still who filed one (1) late report regarding one (1) transaction, (ii) Mark Buggee who filed one (1) late report regarding one (1) transaction, (iii) Golisano Holdings LLC who filed one (1) late report regarding four (4) transactions, and (iv) Brent Baker who filed one (1) late report regarding his initial statement of beneficial ownership reflecting that he did not own any shares.

Stockholders' Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida in writing not later than May 31, 2019.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Twinlab Consolidated Holdings Inc.'s Annual Report on Form 10-K

A copy of Twinlab Consolidated Holdings Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on September 10, 2018 without charge upon written request addressed to:

Twinlab Consolidated Holdings Inc.

Attn: Investor Relations

4800 T-Rex Avenue,

Suite 305

Boca Raton, Florida 33431

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Shari Gottesman
Senior Vice President, General Counsel and Corporate Secretary

Boca Raton, Florida

September 28, 2018

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/08/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/08/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors

Nominees	For	Against	Abstain
1A Mark J. Bugge	☐	☐	☐
1B Seth D. Ellis	☐	☐	☐
1C B. Thomas Golisano	☐	☐	☐
1D David A. Still	☐	☐	☐
1E David L. Van Andel	☐	☐	☐
1F Anthony Zolezzi	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

TWINLAB CONSOLIDATED HOLDINGS INC.
Annual Meeting of Stockholders
November 9, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Carla Goffstein and Shari Gottesman, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TWINLAB CONSOLIDATED HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, EST on November 9, 2018, at 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000389378_2 R1.0.1.17